EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-210049 and 333-210052) and Form S-8 (No. 333-202008) of Easterly Government Properties, Inc. of our report dated March 1, 2018 relating to the financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 1, 2018